Exhibit 11.0

     Statement re: Computation of Per Share Earnings (Unaudited)

     Earnings per share were computed as follows (dollar amounts in thousands except share data):

		Weighted
		Average	Per Share
	Income	Shares	Amount

For the nine months ended September 30, 2003:
Basic Earnings per Share:
Income available to common stockholders	$1,960	1,472,457	$1.33
Effect of Dilutive Securities:
Stock options		137,804

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,960	1,610,261	$1.22

For the nine months ended September 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$1,776	1,470,502	$1.21
Effect of Dilutive Securities:
Stock options		123,318

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$1,776	1,593,820	$1.12

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		Weighted
		Average	Per Share
	Income	Shares	Amount

For the three months ended September 30, 2003:
Basic Earnings per Share:
Income available to common stockholders	$497	1,494,322	$0.33
Effect of Dilutive Securities:
Stock options		130,444

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$497	1,624,766	$0.31

For the three months ended September 30, 2002:
Basic Earnings per Share:
Income available to common stockholders	$379	1,470,502	$0.26
Effect of Dilutive Securities:
Stock options		131,698

Diluted Earnings per Share:
Income available to common stockholders and assumed conversions	$379	1,602,200	$0.24

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